Exhibit No. 16

                           The Kaufmann Fund, Inc.
                 Expense Calculations For Fee Table Examples
                Restated -- Using Current Fiscal Year Figures


Assumptions: $1,000 investment, 5% no-load annual return,  2.00% expenses
             5% - 2.00% = 3.00%

                                              Cumula-  Redemp- Redemp- Cumula-
                                              tive     tion    tion    tive
  Year  Amounts  Average   Expense % Expenses Expenses Fee %   Fee     Expenses
-------------------------------------------------------------------------------
   1     1,000    1,015      2.00%     20       20      0.2%     2      22
         1,030

   2     1,030    1,046      2.00%     21
         1,061

   3     1,061    1,077      2.00%     22       63      0.2%     2      65
         1,093

   4     1,093    1,110      2.00%     22
         1,126

   5     1,126    1,143      2.00%     23      108      0.2%     2     110
         1,160

   6     1,160    1,178      2.00%     24
         1,195

   7     1,195    1,213      2.00%     24
         1,231

   8     1,231    1,250      2.00%     25
         1,268

   9     1,268    1,287      2.00%     26
         1,306

  10     1,306    1,326      2.00%     27      234     0.2%      3     237
         1,345

                              SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of New York and State of New York, on the ________ day of October, 1996.



                                        THE KAUFMANN FUND, INC.

                                        /s/ Hans P. Utsch
                                   By:  ___________________________
                                        President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


NAME                     TITLE                    DATE

/s/ Hans P. Utsch                                  October   , 1996
______________________   Director,                _________________
HANS P. UTSCH            President and
                         Treasurer

/s/ Lawrence Auriana                               October   , 1996
______________________   Chairman of Board,       _________________
LAWRENCE AURIANA         Director,
                         Vice President
                         and Secretary

/s/ Leon Lebensbaum                                October   , 1996
______________________   Director                 _________________
LEON LEBENSBAUM

/s/ Gerard M. Grosof                               October   , 1996
______________________   Director                 _________________
GERARD M. GROSOF

NAME                     TITLE                    DATE


/s/ Pauline Gold                                   October   , 1996
______________________   Director                 _________________
PAULINE GOLD

/s/ Roger E. Clark                                 October   , 1996
______________________   Director                 _________________
ROGER E. CLARK